ORAL AGREEMENT

BETWEEN

DYNAMIC HYDROCARBONS LTD.

AND

RON PETRUCCI

RE:                                Employment Arrangement

Reference Date:          1 January 2010

Reference Points:

(a)
Ron Petrucci has agreed to provide managerial services to Dynamic Hydrocarbons Ltd (“Dynamic”) in the form of fulfilling the roles of President, CFO, and Secretary / Treasurer, which commitment is anticipated to involve the provision of approximately 1 day per week of time;

(b)	Such services will be provided to Dynamic with no charge until the Effective Date of Dynamic’s S-1 Registration Statement;
(c)
Subsequent to the Effective Date, Ron Petrucci will be paid a monthly salary of $1,500, which amount will either accrue or be paid in cash based the then current fiscal situation of the Company, with there being a minimum requirement for the Company to have raised a minimum of $75,000 under the Offering in order for the salary to be paid in cash, and;

(d)
The parties may enter into a written employment agreement upon mutual agreement of terms and conditions at any time subsequent to the Effective date and upon a minimum of $75,000 under the Offering having been raised.